UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DBX ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	39-4933604
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

875 Third Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be so registered
Shares of beneficial interest, no par value per share of:
Xtrackers Europe Market Leaders ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-170122; 811-22487

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Xtrackers Europe Market Leaders ETF, a series of DBX ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 523 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-170122; 811-22487) filed on December 8, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1.              The Trust’s Agreement and Declaration of Trust, dated as of October 7, 2010, is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811- 22487), as filed with the Securities and Exchange Commission on February 9, 2011.

2.              The Trust’s Certificate of Trust, dated October 7, 2010, is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on October 25, 2010.

3.           The Trust’s By-Laws, dated October 7, 2010, as amended February 25, 2016 and November 14, 2017, are included as Exhibit (b) to Post-Effective Amendment No. 397 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on December 21, 2017.

4.           The Amendment to the Trust’s By-Laws, dated November 25, 2019, is included as Exhibit (b)(2) to Post-Effective Amendment No. 460 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on December 19, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DBX ETF TRUST

Date: December 10, 2025

By:  /s/Freddi Klassen
        Freddi Klassen

        President and Chief Executive Officer